Exhibit 31.2

CERTIFICATE
Pursuant to Section 302 of the
Sarbanes-Oxley Act of 2002

I, PERRY Y. ING, certify that:

1.       I have reviewed this Report on Form 10-K/A of McEwen Mining Inc.; and

2.       Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Dated: June 18, 2012

MCEWEN MINING INC.

By:	/s/ PERRY Y. ING
Perry Y. Ing,
Vice President and Chief Financial Officer